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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 26, 1997





                          QUINTILES TRANSNATIONAL CORP.
             (Exact name of registrant as specified in its charter)


  NORTH CAROLINA                340-23520                       56-1714315
  (State or other         (Commission File No.)               I.R.S. Employer
   jurisdiction                                            Identification Number
 of incorporation)


             4709 CREEKSTONE DRIVE, RIVERBIRCH BUILDING, SUITE 300,
                       DURHAM, NORTH CAROLINA 27703-8411
                    (Address of principal executive offices)


                                 (919) 941-2000
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.


         Quintiles Transnational Corp. announced on October 21, 1997, a two-for-one stock split of its common stock, $.01 par value per share ("Common Stock"), to be effected as a stock dividend (the "Stock Split"). Each stockholder of record of Common Stock on November 10, 1997, is entitled to receive one share of Common Stock for each share of Common Stock held by such stockholder on the record date. The payment date for the Stock Split is December 1, 1997.

         In accordance with Rule 416(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of Common Stock registered for sale under the Securities Act by the following Registration Statements will be deemed to be increased by the Stock Split to cover the additional shares resulting from the application of the Stock Split to the registered shares of Common Stock remaining unsold under the Registration Statements listed below as of December 1, 1997:

           Registration Statement on Form S-3 (Reg. No.
           333-28919) filed with the Securities and Exchange
           Commission on June 10, 1997, and amended June 30,
           1997

           Registration Statement on Form S-3 (Reg. No.
           333-38181) filed with the Securities and Exchange
           Commission on October 17, 1997

           Registration Statement on Form S-8 (Reg. No.
           333-03603) filed with the Securities and Exchange
           Commission on May 13, 1996

           Registration Statement on Form S-8 (Reg. No.
           33-91026) filed with the Securities and Exchange
           Commission on April 7, 1995

         The foregoing Registration Statements, each of which incorporates this current report on Form 8-K, are hereby amended pursuant to Rule 416(b) promulgated under the Securities Act to increase the number of shares of the Common Stock registered thereunder to reflect the effects of the Stock Split.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         QUINTILES TRANSNATIONAL CORP.


                                         By:  /s/ Rachel R. Selisker
                                              --------------------------------
Dated: November 26, 1997                      Rachel R. Selisker
                                              Chief Financial Officer and
                                              Executive Vice President Finance